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Exhibit 11 - Computation of Per Share Earnings


          (Amounts in 000's except for share amounts)


                                             THREE MONTHS ENDED
                                                  MARCH 31
                                             1996          1995
                                             ----          ----
Primary
   Average shares outstanding                2,716          2,716
   Net effect of dilutive stock options --
      based on the treasury stock method
      using average market price               632            508
                                             -----          -----

   Total                                     3,348          3,224
                                             -----          -----
                                             -----          -----

   Net Income                                $ 189          $ 228
                                             -----          -----
                                             -----          -----

   Per Share Amount                          $0.06          $0.07
                                             -----          -----
                                             -----          -----

Fully diluted
   Average shares outstanding                2,716          2,716
   Net effect of dilutive stock options --
     based on the treasury stock method
     using the period-end market price, if
     higher than average market price          642            540
                                             -----          -----

   Total                                     3,358          3,256
                                             -----          -----
                                             -----          -----

   Net Income                                $ 189          $ 228
                                             -----          -----
                                             -----          -----

   Per share amount                          $0.06          $0.07
                                             -----          -----
                                             -----          -----